EXHIBIT 13.1
CERTIFICATION
     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350, as adopted), Michael Cookson, the Chief Executive Officer of Corgi International Limited (the “Company”), and Jack Lawrence, the Chief Financial Officer, Chief Operating Officer and General Manager, U.S. of the Company, each hereby certifies that, to the best of his knowledge:
     1. The Company’s Annual Report on Form 20-F for the year ended March 31, 2007, to which this Certification is attached as Exhibit 13.1 (the “Annual Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and
     2. The information contained in the Annual Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Annual Report and results of operations of the Company for the period covered by the Annual Report.

/s/ Michael Cookson Michael Cookson	/s/ Jack Lawrence Jack Lawrence
Chief Executive Officer	Chief Financial Officer, Chief Operating Officer and General Manager, U.S.

Dated: October 15, 2007	Dated: October 15, 2007